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                        BIOMATRIX, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE


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
                                                               Three Months Ended         Six Months Ended
                                                                  June 30, 1997            June 30, 1997
                                                                  -------------            -------------
Income applicable to common shares  . . . . . . . . . .           $1,218,152                $3,746,522

Weighted-average number of common shares
    and common share equivalents outstanding
    during the period:
         Common Stock . . . . . . . . . . . . . . . . .           10,844,719                10,760,559
         Stock options - primary  . . . . . . . . . . .              313,879                   316,821
                                                                 -----------                ----------
         Shares outstanding - primary . . . . . . . . .           11,158,598                11,077,380
         Stock options - fully diluted  . . . . . . . .               81,611                    78,669
                                                                  ----------                ----------
         Shares outstanding - fully diluted . . . . . .           11,240,209                11,156,049
                                                                  ==========                ==========

         Primary earnings per common share  . . . . . .              $  0.11                   $  0.34
         Fully diluted earnings per common share  . . .              $  0.11                   $  0.34
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